UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: July 13, 2010

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
(Address of principal executive offices)

(604) 737 0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 9, 2010, Buckingham Exploration Inc. (the “Company”) received stockholder approval to effect a one-for-four hundred reverse stock split of its issued and outstanding common stock, whereby each block of four hundred shares registered in the name of each stockholder on the applicable record date of the reverse stock split will be converted into one share of the Company’s common stock. The reverse stock split was approved on July 9, 2010 at special meeting of stockholders by the Company’s stockholders voting in person or through proxies solicited under a Definitive Proxy Statement of Schedule 14A, filed with the Securities and Exchange Commission on June 25, 2010. At the meeting 18,712,600 votes were cast, all of which voted in favor of the action.

The reverse stock split shall take effect as soon as practicable upon receipt of FINRA approval of the transaction. The number of shares that the Company is authorized to issue will not change as a result of the common stock split and will remain at 80,000,000 common shares and 20,000,000 preferred shares all with a par value of $0.0001. Once the split is declared effective, the Company will issue an 8-K informing its shareholders of the change and procedures to secure new share certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2010		BUCKINGHAM EXPLORATION INC.
(Registrant)

	By:	/s/ C. Robin Relph
C. Robin Relph
President and Chief Executive Officer